EXHIBIT 23.3

CONSENT OF STANTEC CONSULTING SERVICES INC.

Stantec Consulting Services Inc. hereby consents to the use by Warrior Met Coal, Inc. (the “Company”) in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and any amendments thereto, and to the incorporation by reference in the Company’s Registration Statement on Form S-8 (No. 333-217389), the Company's Registration Statement on Form S-8 (No. 333-223049), the Company's Registration Statement on Form S-3ASR (No. 333-224734), and the Company’s Registration Statement on Form S-3ASR (No. 333-234368) of information contained in our report dated January 24, 2020 relating to certain proven and probable coal reserves of the Company in the Annual Report. We hereby further consent to the use of our name in those filings and any amendments thereto.

Stantec Consulting Services Inc.

By:     /s/ R. Kevin Whipkey
Name:     R. Kevin Whipkey
Title:     Manager, Underground Coal Mining

Dated: February 19, 2020

136 East South Temple, 12th Floor • Salt Lake City, Utah 84111 USA • Tel 801.539.0044 • USA 800.266.6351 • Fax 801.539.0055 • www.norwestcorp.com
SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV